EXHIBIT 99.1

NEWS

Veeco Instruments Inc., Terminal Drive, Plainview,  NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

Plainview, NY, October 24, 2011 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the third quarter ended September 30, 2011.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results. All results presented herein are for Veeco’s “Continuing Operations” which excludes the Metrology business sold to Bruker Corporation on October 7, 2010 and reflect the discontinuation of Veeco’s CIGS Solar Systems business.

GAAP Results ($M except EPS)

	Q3 ‘11	Q3 ‘10
Revenues	$268.0	$277.1
Net income	$52.6	$93.7
EPS (diluted)	$1.31	$2.22

Non-GAAP Results ($M except EPS)

	Q3 ‘11	Q3 ‘10
Net income	$53.3	65.4
EPS (diluted)	$1.33	$1.55

Third Quarter Results in Line with Guidance

John R. Peeler, Veeco’s Chief Executive Officer, commented, “Veeco reported a solid third quarter, with revenues of $268 million, non-GAAP net income and earnings per share of $53 million and $1.33, respectively, all at the mid to high end of our guidance.  LED & Solar revenues increased 7% sequentially to $234 million, including $220 million in MOCVD, while Data Storage revenues were $34 million, down 25% sequentially.  Veeco has continued to execute within the challenging overall business environment, particularly in China, where customer facility readiness and credit tightening remain significant issues. Veeco’s new MaxBright™ MOCVD System represented nearly half of the quarter’s MOCVD revenue, including broad-scale customer acceptance at tier one LED manufacturers.”

“Veeco’s third quarter orders were impacted by weak near-term LED industry demand, low MOCVD equipment utilization rates in Asia, and decreased business activity in China,” commented Mr. Peeler.  “In addition, negative global macro-economic data points caused customers to slow or cut their capacity expansion plans.”  Veeco’s third quarter bookings were $133 million, a decline of 57% sequentially. LED & Solar orders declined 59% sequentially to $112 million, with MOCVD orders at $103 million.  Data Storage orders were $21 million, down 44% sequentially.  The Company’s Q3 2011 book-to-bill ratio was .50 to 1.  Veeco recorded backlog adjustments of $34 million during the quarter. Veeco’s quarter-end backlog was $389 million.

During the third quarter, under its Board authorized share buy-back program initiated in August 2010, Veeco purchased $154 million in stock at an average price of $38.63 per share.

Fourth Quarter 2011 Guidance & Outlook

Veeco’s fourth quarter 2011 revenue is currently forecasted to be between $175 million and $215 million. Earnings per share are currently forecasted to be between $0.46 to $0.78 on a GAAP basis, and $0.54 to $0.86 on a non-GAAP basis.  For the full year, Veeco’s guidance is $963 million to $1.0 billion, with earnings per share forecasted to be between $4.49 - $4.79 on a GAAP basis and $4.81 to $5.11 on a non-GAAP basis. Please refer to the attached financial table for more details.

Mr. Peeler commented, “Despite the difficult overall environment, we are proud that the Company expects to deliver $1 billion in 2011 revenue at the high end of guidance.  This is a tremendous accomplishment and speaks to our technology leadership position, close connectivity to our global customers and ability to execute in a challenging environment.”

“Our current expectation is orders will remain depressed for a few quarters,” continued Mr. Peeler. “While there are many data points indicating that LED lighting is accelerating, weak backlighting demand continues to cause low factory utilization rates.  In Data Storage, planned industry consolidations combined with weak PC demand is causing our key customers to delay capex.  In addition, global macro-economic concerns will likely have a dampening effect on our business heading into 2012.  With our variable cost model, combined with plans to decrease spending levels to reflect the challenging business environment, we are confident we will remain profitable and expect to deliver double-digit EBITA performance next year.”

Mr. Peeler concluded, “While we do not know how long this slowdown will last, LED pricing declines will continue to stimulate demand for solid state lighting on a global basis. We expect wide-spread adoption of LED lighting led first by the commercial, municipal and industrial sectors, which make up 75% of the lighting market, followed by residential users as economic benefits of using LED-based products become more apparent.  Despite some level of cyclicality which is to be expected, there is an enormous multi-year growth opportunity for MOCVD, aligning with our overall expectation of 5,000+ reactors from 2011 to 2015.  With the industry’s most productive MOCVD platforms, Veeco’s market position is the best it has ever been.  We believe the Company can continue to gain share as LED lighting hits an inflection point in 2012 and 2013.”

Conference Call Information

A conference call reviewing these results has been scheduled for 5:00pm ET today at 1-877-718-5095 (toll free) or 1-719-325-4929 using passcode 4998835. The call will also be webcast live on the Veeco website at www.veeco.com. A replay of the call will be available starting at 8:00pm ET tonight through 8:00pm ET on November 7, 2011 at 888-203-1112 or 719-457-0820, using passcode 4998835, or on the Veeco website.  Please follow along with our slide presentation also posted on the website.

About Veeco

Veeco makes equipment to develop and manufacture LEDs, solar cells, hard disk drives and other devices. We support our customers through product development, manufacturing, sales and service sites in the U.S., Korea, Taiwan, China, Singapore, Japan, Europe and other locations.  Please visit us at www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2010 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-*

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Net sales	$267,959	$277,094	$787,450	$631,130
Cost of sales	143,025	139,711	396,204	336,828
Gross profit	124,934	137,383	391,246	294,302

Operating expenses (income):
Selling, general and administrative	23,569	23,303	73,966	59,326
Research and development	26,404	15,250	69,927	39,121
Amortization	1,277	928	3,519	2,785
Restructuring	—	—	—	(179)
Other, net	(199)	(267)	(227)	184
Total operating expenses	51,051	39,214	147,185	101,237

Operating income	73,883	98,169	244,061	193,065

Interest (income) expense, net	(244)	1,637	1,141	5,182
Loss on extinguishment of debt	—	—	3,349	—

Income from continuing operations before income taxes	74,127	96,532	239,571	187,883
Income tax provision	21,510	2,845	72,657	14,130
Income from continuing operations	52,617	93,687	166,914	173,753

Discontinued operations:
Loss from discontinued operations before income taxes	(23,839)	(10,831)	(91,574)	(12,815)
Income tax benefit	(7,085)	(3,307)	(32,371)	(3,662)
Loss from discontinued operations	(16,754)	(7,524)	(59,203)	(9,153)

Net income	$35,863	$86,163	$107,711	$164,600

Income (loss) per common share:
Basic:
Continuing operations	$1.34	$2.35	$4.16	$4.40
Discontinued operations	(0.43)	(0.19)	(1.48)	(0.23)
Income	$0.91	$2.16	$2.68	$4.17

Diluted:
Continuing operations	$1.31	$2.22	$3.98	$4.12
Discontinued operations	(0.41)	(0.18)	(1.41)	(0.21)
Income	$0.90	$2.04	$2.57	$3.91

Weighted average shares outstanding:
Basic	39,335	39,946	40,132	39,508
Diluted	40,069	42,258	41,941	42,175

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$213,236	$245,132
Short-term investments	212,727	394,180
Restricted cash	22,901	76,115
Accounts receivable, net	115,168	150,528
Inventories, net	127,518	108,487
Prepaid expenses and other current assets	60,107	34,328
Assets held for sale	2,341	—
Deferred income taxes, current	6,975	13,803
Total current assets	760,973	1,022,573

Property, plant and equipment, net	76,232	42,320
Goodwill	56,271	52,003
Deferred income taxes	2,998	9,403
Other assets, net	37,749	21,735
Total assets	$934,223	$1,148,034

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$44,784	$32,220
Accrued expenses and other current liabilities	135,003	183,010
Deferred profit	5,911	4,109
Income taxes payable	4,446	56,369
Liabilities of discontinued segment held for sale	5,359	5,359
Current portion of long-term debt	243	101,367
Total current liabilities	195,746	382,434

Long-term debt	2,470	2,654
Other liabilities	755	434
Total liabilities	198,971	385,522

Equity	735,252	762,512

Total liabilities and equity	$934,223	$1,148,034

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Three months ended				Nine months ended
	September 30,				September 30,
	2011		2010		2011		2010
Adjusted EBITA

Operating income	$73,883		$98,169		$244,061		$193,065

Adjustments:

Amortization	1,277		928		3,519		2,785
Equity-based compensation	2,951		2,356		9,472		6,222
Restructuring	—		—		—		(179	)(1)

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$78,111		$101,453		$257,052		$201,893

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$52,617		$93,687		$166,914		$173,753

Non-GAAP adjustments:

Amortization	1,277		928		3,519		2,785
Equity-based compensation	2,951		2,356		9,472		6,222
Restructuring	—		—		—		(179	)(1)
Loss on extinguishment of debt	—		—		3,349		—
Non-cash portion of interest expense	—		769	(2)	1,260	(2)	2,271	(2)
Income tax effect of non-GAAP adjustments	(3,498	)(3)	(32,360	)(3)	(6,441	)(3)	(55,514	)(3)

Non-GAAP Net Income	$53,347		$65,380		$178,073		$129,338

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$1.33		$1.55		$4.25		$3.07

Diluted weighted average shares outstanding	40,069		42,258		41,941		42,175

(1) During the first quarter of 2010, we recorded a restructuring credit of $0.2 million associated with a change in estimate.

(2) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

(3) By the end of 2010, the Company had fully utilized all prior NOL and tax credit carryfowards. As a result, beginning in 2011, the Company utilized the with and without method, at a 30.76% effective rate forecasted for the full year, to determine the income tax effect of non-GAAP adjustments. During the second quarter of 2010 we provided for income taxes at a 35% statutory rate to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Guidance for
	the three months ending December 31, 2011
	LOW		HIGH
Adjusted EBITA

Operating income	$25,535		$43,535

Adjustments:

Amortization	1,237		1,237
Equity-based compensation	3,410		3,410

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$30,182		$48,182

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$17,988		$30,526

Non-GAAP adjustments:

Amortization	1,237		1,237
Equity-based compensation	3,410		3,410
Income tax effect of non-GAAP adjustments	(1,538	)(1)	(1,613	)(1)

Non-GAAP Net Income	$21,097		$33,560

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$0.54		$0.86

Diluted weighted average shares outstanding	39,000		39,000

(1) By the end of 2010, the Company had fully utilized all prior NOL and tax credit carryfowards. As a result, beginning in 2011, the Company utilized the with and without method, at a 30.76% effective rate forecasted for the full year, to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Guidance for
	the year ending December 31, 2011
	LOW		HIGH
Adjusted EBITA

Operating income	$264,986		$282,986

Adjustments:

Amortization	4,756		4,756
Loss on extinguishment of debt	3,349		3,349
Non-cash portion of interest expense	1,260		1,260
Equity-based compensation	12,881		12,881

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$287,232		$305,232

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$185,774		$198,374

Non-GAAP adjustments:

Amortization	4,756		4,756
Equity-based compensation	12,881		12,881
Loss on extinguishment of debt	3,349		3,349
Non-cash portion of interest expense	1,260		1,260
Income tax effect of non-GAAP adjustments	(8,860	)(1)	(8,996	)(1)

Non-GAAP Net Income	$199,160		$211,624

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$4.81		$5.11

Diluted weighted average shares outstanding	41,400		41,400

(1) By the end of 2010, the Company had fully utilized all prior NOL and tax credit carryfowards. As a result, beginning in 2011, the Company utilized the with and without method, at a 30.76% effective rate forecasted for the full year, to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating Income (Loss) to Adjusted EBITA (Loss)

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
LED & Solar
Bookings	$111,898	$243,207	$583,424	$715,232

Revenues	$233,865	$242,613	$667,697	$537,662

Operating income	$70,899	$97,093	$227,917	$190,270
Amortization	924	487	2,364	1,461
Equity-based compensation	992	324	2,567	939
Adjusted EBITA	$72,815	$97,904	$232,848	$192,670

Data Storage
Bookings	$21,188	$34,972	$91,350	$111,369

Revenues	$34,094	$34,481	$119,753	$93,468

Operating income	$7,185	$8,570	$31,087	$19,631
Amortization	353	383	1,072	1,149
Equity-based compensation	339	258	999	781
Restructuring	—	—	—	(179)
Adjusted EBITA	$7,877	$9,211	$33,158	$21,382

Unallocated Corporate
Operating loss	$(4,201)	$(7,494)	$(14,943)	$(16,836)
Amortization	—	58	83	175
Equity-based compensation	1,620	1,774	5,906	4,502
Adjusted loss	$(2,581)	$(5,662)	$(8,954)	$(12,159)

Total
Bookings	$133,086	$278,179	$674,774	$826,601

Revenues	$267,959	$277,094	$787,450	$631,130

Operating income	$73,883	$98,169	$244,061	$193,065
Amortization	1,277	928	3,519	2,785
Equity-based compensation	2,951	2,356	9,472	6,222
Restructuring	—	—	—	(179)
Adjusted EBITA	$78,111	$101,453	$257,052	$201,893